UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

APEX BIOVENTURES ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-4997725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Farm Lane
Hillsborough, California 94010
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 344-3029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 13, 2007, Apex Bioventures Acquisition Corporation (the “Company”) consummated the initial public offering (the “IPO”) of 7,500,000 units (the “Units”) and the concurrent sale of 1,125,000 units in connection with the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”). Each Unit consists of one share of the Company's common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”). The Units were sold at an offering price of $8.00 per Unit. Immediately prior to the consummation of the IPO, the Company completed a private placement with its officers, directors and existing stockholders of 1,800,000 warrants at a purchase price of $1.00 per warrant. The warrants sold in the private placement were identical to the warrants included in the Units, except that such warrants are non-redeemable and may be exercisable on a cashless basis. The IPO, including the exercise of the Over-Allotment Option and the private placement of warrants, generated gross proceeds of $70,800,000. Of this amount, $67,330,000 is being held in trust, including the deferred underwriting discounts.

Audited financial statements as of June 13, 2007 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Code of Conduct and Ethics of the Company is hereby included as Exhibit 99.3 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Audited Financial Statements
99.2	Press Release dated June 13, 2007
99.3	Code of Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX BIOVENTURES ACQUISITION CORPORATION

/s/ Darrell J. Elliott
Darrell J. Elliott
Chairman and Chief Executive Officer

Dated June 19, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited Financial Statements
99.2	Press Release dated June 13, 2007
99.3	Code of Conduct and Ethics